Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 28, 2008, relating to the financial statements of Aventura Holdings, Inc.

/s/ Jewitt, Schwartz, Wolfe & Associates

Hollywood, Florida

November 3, 2008